Exhibit 10.1

[***]     – Certain information in this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EIGHTH AMENDMENT TO SECOND AMENDED AND RESTATED
CREDIT AND SECURITY AGREEMENT

                This Amendment, dated as of March 22, 2005, is made by and between Heska Corporation, a Delaware corporation (“Heska”), Diamond Animal Health, Inc., an Iowa corporation (“Diamond”) (each of Heska and Diamond may be referred to herein individually as a “Borrower” and collectively as the “Borrowers”), and Wells Fargo Business Credit, Inc., a Minnesota corporation (the “Lender”).

Recitals

                The Borrowers and the Lender are parties to a Second Amended and Restated Credit and Security Agreement dated as of June 14, 2000 (as amended to date and as the same may be hereafter amended from time to time, the “Credit Agreement”). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

                The Borrowers have requested that certain amendments be made to the Credit Agreement, which the Lender is willing to make pursuant to the terms and conditions set forth herein.

                NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

               1.        Defined Terms.  Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein.

               2.         Spread.  Section 2.7 of the Credit Agreement is amended to read in its entirety as follows:

“Section 2.7 Spread. The spread (the “Spread”) means two and three-quarters percent (2.75%), effective retroactive to January 1, 2005; provided, however, that (a) if on the last day of any month, Permanent Capital exceeds the Minimum Capital covenant for such month set forth in Section 6.12 by [***] or more, “Spread” shall be set to one and three-quarters percent (1.75%), effective as of the first day of the month following such achievement; and provided further that if on the last day of any month, Permanent Capital does not exceed the Minimum Capital covenant for such month by [***] or more, “Spread” shall be set to two and three-quarters percent (2.75%), effective as of the first day of the month following such a situation; and (b) if [***] in respect of the Borrower’s current dispute with that company relating to invoices totaling approximately $329,000, then “Spread” shall mean 2.5% or 1.5% for all periods instead of 2.75% or 1.75%, respectively, effective as of the first day of the month following the month in

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which the Borrower delivers to the Lender evidence of such collection, if such evidence is acceptable to the Lender in its sole discretion.”

               3.        Minimum Net Income.  Section 6.13 of the Credit Agreement is hereby amended to read in its entirety as follows:

“Section 6.13 Minimum Net Income. Heska will achieve, on a consolidated basis, during each period described below, Net Income in an amount not less than the amount set forth opposite such period (amounts in parentheses denote negative numbers):

Period
Twelve months ended December 31, 2004
Three months ending March 31, 2005
Six months ending June 30, 2005
Nine months ending September 30, 2005
Twelve months ending December 31, 2005
Fifteen months ending March 31, 2006	Minimum Net Income [***] [***] [***] [***] [***] [***]"

               4.        Compliance Certificate.  Exhibit G to the Credit Agreement is replaced in its entirety by Exhibit A to this Amendment.

               5.        No Other Changes.  Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

               6.        Waiver of Default.  The Borrowers are in default of Section 6.13 of the Credit Agreement as of December 31, 2004 (the “Existing Default”). Upon the terms and subject to the conditions set forth in this Amendment, the Lender hereby waives the Existing Default. This waiver shall be effective only in this specific instance and for the specific purpose for which it is given, and this waiver shall not entitle the Borrowers to any other or further waiver in any similar or other circumstances.

               7.        Amendment Fee.  The Borrowers shall pay the Lender a fully earned, non-refundable fee in the amount of $8,000 in consideration of the Lender’s execution and delivery of this Amendment, which fee shall be due and payable on April 1, 2005.

               8.        Conditions Precedent.  This Amendment, including the waiver set forth in paragraph 6, shall be effective when the Lender shall have received an executed original hereof.

               9.        Representations and Warranties.   The Borrowers hereby represent and warrant to the Lender as follows:

        (a)        The Borrowers have all requisite power and authority to execute this Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by the Borrowers and constitute the legal, valid and binding obligation of the Borrowers, enforceable in accordance with their terms.

        (b)        The execution, delivery and performance by the Borrowers of this Amendment have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrowers, or the articles of incorporation or by-laws of the Borrowers, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Borrower is a party or by which it or its properties may be bound or affected.

        (c)        All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

               10.        No Other Waiver.  Except as set forth in paragraph 6, the execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

               11.        Release.  The Borrowers hereby absolutely and unconditionally release and forever discharge the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which any Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

               12.        Costs and Expenses.  The Borrowers hereby reaffirm their agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrowers specifically agree to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrowers hereby agree that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrowers, make a loan to the Borrowers under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses and the fee required under paragraph 7 hereof.

               13.        Miscellaneous.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

               IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

HESKA CORPORATION By /s/ JASON NAPOLITANO Jason Napolitano Its Chief Financial Officer WELLS FARGO BUSINESS CREDIT, INC. By /s/ TIM ULRICH Tim Ulrich, Vice President	DIAMOND ANIMAL HEALTH, INC. By /s/ JASON NAPOLITANO Jason Napolitano Its Chief Financial Officer

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Exhibit A to Eighth Amendment

Compliance Certificate

To:
                  Wells Fargo Business Credit, Inc.

Date:                                                       , 20

Subject:     Heska Corporation
                  Financial Statements

In accordance with our Second Amended and Restated Credit and Security Agreement dated as of June 14, 2000 (the “Credit Agreement”), attached are the financial statements of Heska Corporation (“Heska”) as of and for ________________, 20___ (the “Reporting Date”) and the year-to-date period then ended (the “Current Financials”). All terms used in this certificate have the meanings given in the Credit Agreement.

I certify that, to the best of my knowledge, the Current Financials have been prepared in accordance with GAAP, subject to year-end audit adjustments, and fairly present the Borrowers’ financial condition and the results of its operations as of the date thereof.

                    Events of Default. (Check one):

[ ]	The undersigned does not have knowledge of the occurrence of a Default or Event of Default under the Credit Agreement.

[ ]	The undersigned has knowledge of the occurrence of a Default or Event of Default under the Credit Agreement and attached hereto is a statement of the facts with respect to thereto.

                    I hereby certify to the Lender as follows:

[ ]	The Reporting Date does not mark the end of one of the Borrowers’ fiscal quarters, hence I am completing all paragraphs below except paragraph 4.

[ ]	The Reporting Date marks the end of one of the Borrowers’ fiscal quarters, hence I am completing all paragraphs below.

                    Financial Covenants. I further hereby certify as follows:

         1.        Accounts Payable.  Pursuant to Section 6.5 of the Credit Agreement, as of the Reporting Date, the Borrowers [   ] are [   ] are not in compliance with the requirement that they have no accounts payable more than 60 days past due.

2. Spread. Pursuant to Section 2.7 of the Credit Agreement, as of the Reporting Date, Heska’s Permanent Capital was, on a consolidated basis,

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$_________________, which [ ] exceeds [ ] does not exceed the corresponding Minimum Capital covenant (set forth in paragraph 3 below) by at least [***].

         3.        Minimum Capital.  Pursuant to Section 6.12 of the Credit Agreement, as of the Reporting Date, Heska’s Capital was, on a consolidated basis, $_________________, which [   ] satisfies [   ] does not satisfy the requirement that such amount be not less than $_____________ on the Reporting Date, as set forth in the table below:

Date
December 31, 2004
January 31, 2005
February 28, 2005
March 31, 2005
April 30, 2005
May 31, 2005
June 30, 2005
July 31, 2005
August 31, 2005
September 30, 2005
October 31, 2005
November 30, 2005
December 31, 2005
January 31, 2006
February 28, 2006
March 31, 2006
April 30, 2006
May 31, 2006	Minimum Capital [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***]

The covenant amounts set forth above for dates after December 31, 2004, shall be adjusted upward or downward, respectively, on a dollar-for-dollar basis by the amount by which Heska’s Capital, on a consolidated basis as of December 31, 2004, as reflected in Heska’s audited financial statements, exceeds or is less than [***].

         4.        Minimum Net Income.  Pursuant to Section 6.13 of the Credit Agreement, as of the Reporting Date, Heska’s Net Income was, on a consolidated basis, $_________________, which [   ] satisfies [   ] does not satisfy the requirement that such amount be no less than $______________ on the Reporting Date, as set forth in the table below:

[***]     – Certain information on this page have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Period
Twelve months ended December 31, 2004
Three months ending March 31, 2005
Six months ending June 30, 2005
Nine months ending September 30, 2005
Twelve months ending December 31, 2005
Fifteen months ending March 31, 2006	Minimum Net Income [***] [***] [***] [***] [***] [***]

         5.        Minimum Liquidity.  Pursuant to Section 6.14 of the Credit Agreement, as of the Reporting Date, Heska’s Liquidity was, on a consolidated basis, $_________________, which [   ] satisfies [   ] does not satisfy the requirement that such amount be no less than $1,500,000 on the Reporting Date.

         6.        Minimum Individual Book Net Worth.  Pursuant to Section 6.15 of the Credit Agreement, as of the Reporting Date, Heska’s Book Net Worth was $_________________ and Diamond’s Book Net Worth was $_________________, which [   ] satisfies [   ] does not satisfy the requirement that such amounts be no less than zero on the Reporting Date.

         7.        Capital Expenditures.  Pursuant to Section 7.10 of the Credit Agreement, as of the Reporting Date, Heska’s Capital Expenditures were, in the aggregate and on a consolidated basis, $_______________ which [   ] satisfies [   ] does not satisfy the requirement that such amount be not more than $_______________ during the period ending on the Reporting Date, as set forth in the table below:

Period Twelve months ended December 31, 2004 Three months ending March 31, 2005 Twelve months ending December 31, 2005 Four months ending April 30, 2006 Five months ending May 31, 2006	Maximum Capital Expenditures [***] [***] [***] [***] [***]

Attached hereto are all relevant facts in reasonable detail to evidence, and the computations of the financial covenants referred to above. These computations were made in accordance with GAAP.

HESKA CORPORATION By Its